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                                                                    Exhibit 23.1

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'

We consent to the incorporation by reference in Registration Statement Nos. 333-92205 and 333-34470 of Netcentives Inc. on Form S-8 of our report, with respect to SHC Venture, L.L.C. dated February 22, 2000 except for Note 9, as to which the date is March 3, 2000, appearing in this Current Report on Form 8-K/A of Netcentives Inc.

/s/ BDO Seidman LLP
Chicago, Illinois
May 19, 2000